                       INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements
No. 33-95704 and No. 33-79960 of Department 56, Inc. on Form S-8 of our reports dated February 14, 1997, included in and incorporated by reference in this Annual Report of Department 56, Inc. on Form 10-K for the year ended December 28, 1996.





Deloitte & Touche, LLP
Minneapolis, Minnesota
March 25, 1997